Exhibit 10.12

Re: Performance Stock Award

The Board of Directors of Hancock Whitney Corporation (the “Company”) is pleased to inform you of your grant of a Performance Stock Award (“Award”), upon the terms and subject to the conditions of this Award Agreement and Appendix A which is attached hereto and made a part hereof by this reference.

1. Award. This Award grants you the opportunity to receive the number of shares of Common Stock of the Company set forth above as Performance Shares Awarded (the “Target Shares”). The number of shares actually payable to you under this Award is contingent on the results of the Performance Factor (as defined in Appendix A) during the Performance Period, as further explained in this Agreement and in Appendix A. The grant date, the Performance Period, the Vesting Period, and other applicable terms of your Performance Stock Award constitute a part of this Award Agreement and are set forth and described in Appendix A.

2. Plan/Committee. This Award is made under the Hancock Whitney Corporation 2014 Long Term Incentive Plan (the “Plan”). The Plan is administered by the Compensation Committee of the Board of Directors of the Company (the "Committee"), which has authority to make certain determinations as to the terms of the awards granted under the Plan. Any interpretation of this Award by the Committee and any decision made by it with respect to this Award are final and binding on all persons.

In addition to this Award Agreement and Appendix A, the Award granted to you hereunder is subject to the terms and conditions set forth in the Plan; and in the event of any conflict between the provisions of this Award Agreement, including Appendix A, and the Plan, the Plan shall control. Your Award is also subject to all interpretations, amendments, rules and regulations promulgated by the Committee from time to time pursuant to the Plan. Except where the context clearly implies or indicates the contrary, a word, term, or phrase used in the Plan has the same meaning when used in this Award Agreement.

3. Awarded Shares. At the end of the Performance Period, the number of the Target Shares to be awarded to you (the “Awarded Shares”) will be determined by the Committee based on the Performance Factor and in accordance with the methodology set forth in Appendix A. However, you will not become entitled to such Awarded Shares until you become vested in such shares as provided in Section 4 and such shares become distributable as provided in Section 10 below.

4. Vesting. You will become vested in the Awarded Shares at the end of the Vesting Period set forth in Appendix A, provided you remain in the service of the Company or one of its subsidiaries either as an associate, if this Award was granted to you as an associate, or as a member of the Board of Directors, if the Award is granted to you as a director, throughout the Performance Period and the Vesting Period, except as otherwise specifically provided in this Section. This Award shall automatically terminate in the event of your termination of employment or other service with the Company, for any reason other than (a) due to your death, Disability or normal retirement as provided in Section 6 below or (b) following a Change in Control as provided in Section 9(b) below, at any time prior to the end of the Performance Period or the Vesting Period. In the event of such termination, all Target Shares and/or Awarded Shares shall be forfeited and all obligations of the Company to you under this Award shall become void and of no further effect.

5. Issuance of Shares. Upon the vesting of the Awarded Shares as provided in Section 4 above, except to the extent you elected prior to the granting of this Award to defer all or any portion of the Awarded Shares pursuant to the provisions of the Hancock Whitney Corporation Nonqualified Deferred Compensation Plan, the Awarded Shares shall be issued in your name.

However, the “net” Awarded Shares shall be held in escrow during the Post Vest Holding Period, until such shares become distributable as provided in Section 10 below. For this purpose, “net” Awarded Shares shall mean the number of Awarded Shares in which you have become vested, reduced by the number of such shares, if any, withheld by the Company to cover the withholding taxes as set forth in Section 7. You will not be required to pay an issue price to the Company in exchange for the Awarded Shares.

The Committee has designated the American Stock Transfer & Trust Company, LLC (the “Custodian”) to serve as custodian of the “net” Awarded Shares during the Post Vest Holding Period. By your acceptance of this Award Agreement, you hereby appoint the Custodian as your attorney-in-fact with full power and authority to transfer, assign and convey to the Company any of the Awarded Shares forfeited during the Post Vest Holding Period as provided herein.

6. Death/Disability/Retirement. Notwithstanding the provisions for the vesting and issuance of Awarded Shares under Sections 4 and 5 above, in the event of the termination of your employment or other service with the Company and its subsidiaries during the Performance Period or the Vesting Period due to your death, Disability or normal retirement, the provisions of this Section shall apply with respect to your Award under this Agreement.

(a) Disability or Normal Retirement. In the event your employment or other service with the Company and its subsidiaries is terminated due to your Disability or normal retirement you will vest in and be entitled to:

(i) If such termination occurs during the during the Performance Period, a pro rata portion of the Awarded Shares as determined at the end of the Performance Period as provided in Appendix A, based on your number of full months of service during the Performance Period prior to your termination. Said shares shall be issued to you within two and one-half (2½) months following the close of the Performance Period as if you had remained employed or otherwise in the service of the Company until the end of the Performance Period.

(ii) In the event such termination occurs following the Performance Period but prior to the end of the Vesting Period, a pro rata portion of your Awarded Shares, as determined at the end of the Performance Period, based on your number of full months of service during the Vesting Period.

(b) Death. In the event of the termination of you employment of other service with the Company and its subsidiaries due to your death during the Performance Period or the Vesting Period , your beneficiary, or your estate if you have not designated a beneficiary, will vest in and be entitled to:

(i) If your death occurs during the Performance Period, a pro rata portion of the number of Target Shares awarded under this Agreement, based on your number of full months service during the Performance Period prior to your death.

(ii) In the event your death occurs following the Performance Period but prior to the end of the Vesting Period, a pro rata portion of your Awarded Shares, as determined at the end of the Performance Period, based on your number of full months of service during the Vesting Period. Said shares shall be issued to your beneficiary or estate as soon as practicable following your death, but in no event more than ninety (90) days thereafter.

All distributions under this Section 6 due to your termination for death, Disability or normal retirement shall be made in accordance with the provisions of Section 10(c) and shall be subject to the withholding provisions of Section 7 hereof, if applicable.

Disability for purposes of this Section shall have the same meaning as in Section 9(b) below. Normal retirement for purposes of this Award shall mean your termination of employment or other service with the Company and each of its subsidiaries, for any reason except termination for “Cause,” after you have attained the age of sixty-five (65). For this purpose, “Cause” shall have the same meaning as provided in Section 9(b) below.

7. Tax Withholding. Upon the vesting of the Awarded Shares under the terms of this Award Agreement, you (or your estate or beneficiary in the event of your death) must remit to the Company an amount equal to the Company’s federal, state and local tax withholding obligation applicable thereto or, alternatively, instruct the Committee to withhold a portion of such shares to cover the Company’s withholding obligation. In the event no such remittance or instruction is received prior to the date the shares vest (or such earlier date as may be set by the Committee), the Company shall automatically withhold a portion of the shares with a fair market value equal to the Company’s withholding obligation.

8. Shareholder Rights/Restrictions on Transfer. You have no rights as a shareholder with respect to the shares of Common Stock subject to this Award during the Performance Period and/or the Vesting Period or at any time until your become vested in the Target Shares, or any portion thereof. You shall not be entitled to any dividends or dividend equivalents and shall not be entitled to vote any portion of the Target Shares or Awarded Shares unless and until such time as the Target Shares or Awarded Shares, or any portion thereof become vested.

Once you become vested in the Awarded Shares, you will become entitled to receive dividends on and to vote the Awarded Shares from and after the date on which such Awarded Shares become vested. However, during the Post Vest Holding Period (as defined in Section 10 below) you may not encumber or sell the Awarded Shares and you may not transfer the Awarded Shares except pursuant to your will or under the laws of descent and distribution.

9. Change in Control. Notwithstanding any other provision of this Award Agreement, in the event of the occurrence of a Change in Control (as defined in the Plan and Prospectus) during the Performance Period or Vesting Period and while you are employed by the Company, the following provisions shall determine the extent, if any, to which you are entitled to receive any portion of the Target Shares and the vesting thereof:

(a) If a Change in Control occurs during the one-year period beginning on the first day of the Performance Period, this Award shall terminate, no portion of the Target Shares will be vested and awarded to you, and all obligations of the Company to you under this Award Agreement shall be void and of no further effect.

(b) If a Change in Control occurs at any other time during the Performance Period, you shall be entitled to a pro-rata portion of the Awarded Shares determined under the provisions of Appendix A based on actual performance results for the portion of the Performance Period ending on the date of the Change in Control. Such shares will vest at the end of the Vesting Period as otherwise provided herein, provided you remain in the service of the Company or its subsidiaries (or the surviving entity in such Change in Control) either as an associate or as a member of the Board of Directors, as applicable, throughout the Vesting Period. However, if within the two-year period commencing on the closing date of such Change in Control your employment is involuntarily terminated for any reason other than “Cause,” or is terminated due to your Disability, or if you terminate your employment for “Good Reason,” such shares will vest and will be issued to you as soon as feasible following your termination of employment, but in no event more than ninety (90) days after the date of your termination of employment, subject to the withholding provisions of Section 7. For purposes of this provision, the following definitions shall apply:

(1) “Cause” shall mean (i) your commitment of an intentional act of fraud, embezzlement, or theft in the course of your employment or other engagement in any intentional misconduct or gross negligence which is materially injurious to Company’s business, financial condition or business reputation; (ii) your commitment of intentional damage to the property of Company or your intentional wrongful disclosure of confidential information which is materially injurious to Company’s business, financial condition or business reputation; (iii) your intentional refusal to perform the material duties of your position, without cure, or the beginning of cure, within five (5) days of written notice from Company; (iv) commitment of a material breach of an employment agreement with the Company (if any); (v) your failure to show up at Company’s offices on a daily basis, subject to permitted vacations and absences for illness, without cure, or the beginning of cure, within five (5) days of written notice from Company; or (vi) your entry of a guilty plea or a plea of no contest with regard to any felony. Any reference to Company in the preceding sentence includes each of its subsidiaries.

(2) “Good Reason” shall mean a reduction of more than 10% in your base salary, a transfer to a position with a pay grade more than two pay grades below your current position or a transfer to a jobsite more than 35 miles from your current jobsite. However, none of such actions shall constitute “Good Reason” unless (i) you provide the Company notice of the existence of such condition within ninety (90) days of the initial existence thereof specifically identifying the acts or omissions constituting the grounds for Good Reason and a period of at least thirty (30) days following such notice within which to remedy such condition, and (ii) your termination occurs within the two-year period following the initial existence of such condition.

(3) “Disability” shall mean such disability as defined in the long-term disability plan or policy maintained (or most recently maintained) for your benefit by the Company or any subsidiary of the Company. If no such plan or policy has ever been maintained on your behalf, Disability shall be the condition as described in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended.

(4) In the event a Change in Control Employment Agreement between you and the Company is in effect at the time of the Change in Control, “Cause”, “Good Reason” and “Disability” shall have the same respective meanings as provided in such Change in Control Employment Agreement in lieu of the definitions contained herein.

(c) The provisions of Section 9(b) above regarding the vesting and issuance of Awarded Shares in connection with certain terminations occurring within the two-year period commencing on the closing date of a Change in Control shall also apply with respect to a Change in Control occurring following the Performance Period but before the end of the Vesting Period.

Notwithstanding the preceding, in the event the surviving entity in a Change in Control does not assume the Company’s obligations under the Plan and this Agreement or convert your rights hereunder into equivalent rights to equity in the surviving entity in connection with such Change in Control, the Board of Directors of the Company may, in its discretion, provide for the “net” Awarded Shares to be issued to you within ninety (90) days of the closing date of such

Change in Control whether or not your employment with the Company and its subsidiaries is terminated.

10. Post Vest Holding Period/Distribution.

(a) Except as otherwise provided in this Section, the “net” Awarded Shares in which you become vested in accordance with the provisions of this Award Agreement shall be held in escrow by the custodian as provided in Section 5 and subject to the transfer restrictions as provided in Section 8 for the two-year period beginning on the last day of the Vesting Period and ending on the second anniversary thereof (the “Post Vest Holding Period”). However, the Post Vest Holding Period shall be earlier terminated upon the occurrence of the following events:

(i) Upon your death or Disability during the Post Vest Holding Period.

(ii) Upon a Change in Control which occurs during the Post Vest Holding Period.

The “net” Awarded Shares will be released from escrow and delivered to you within the thirty (30) day period immediately following the close of the Post Vest Holding Period, or the early termination thereof, if applicable.

(b) The Post Vest Holding Period shall not apply, under the following circumstances:

(i) If the Awarded Shares vest and are issued in accordance with Section 6 due to your death, Disability or normal retirement during the Performance Period or the Vesting Period.

(ii) If the Awarded Shares vests in connection with your termination of employment with the Company and its subsidiaries, or in the Company’s discretion based on the surviving entity’s failure to assume the obligations hereunder, following a Change in Control which occurs during the Performance Period or Vesting Period as provided in Section 9.

(c) All shares issued to you pursuant to this Award, whether upon termination of the Post Vest Holding Period as provided in 10(a) or upon the occurrence of any of the events under 10(b) above, shall be issued in your name in a Direct Registration System (DRS) book entry. However, you may request that all “net” Awarded Shares be issued in a certificate and forwarded to you in lieu of a DRS book entry.

11. Clawback. The Awarded Shares awarded hereunder are subject to the Company’s Clawback Policy and, as a result, all or any portion thereof, may be forfeited by you, if unvested, or recovered (whether or not still held in escrow), together with any gain that you may have realized thereon, by the Company if, in the opinion of the independent directors of the Company, (a) the financial statements of the Company are restated, in whole or in part, due to the intentional fraud or misconduct of the Company’s executive officers, and (b) you were engaged in such misconduct. In addition, the Awarded Shares are also subject to any clawback policies the Company may adopt in order to conform to the requirements of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any resulting rules issued by the SEC or national securities exchanges thereunder, if applicable.

12. Section 409A. Except as otherwise may be affected by the provisions of Section 6 regarding normal retirement and Disability, any amounts that may be earned pursuant to this Award Agreement are intended to be exempt from the application of Section 409A of the Internal Revenue Code of 1986, as amended, by reason of the short-term deferral exemption under applicable Treasury Regulations. This Award shall be administered, interpreted and construed to carry out such intention, including amending the terms of the Award and this Award Agreement without your consent if deemed necessary, and any provision hereof that cannot be so administered, interpreted and construed shall be disregarded.

With respect to shares to be issued hereunder in the event of your normal retirement or Disability, the provisions hereof regarding such issuance are intended to comply with the provisions of Section 409A and shall be administered, interpreted and construed to carry out such intention, including amending the terms of the Award and this Award Agreement without your consent if deemed necessary, and any provision hereof that cannot be so administered, interpreted and construed shall be disregarded. In no event shall the issuance of such shares be accelerated or deferred, except as may be allowed in accordance with the provisions of Section 409A.

In no event, however, does the Company represent, warrant or guarantee that any amount that may be earned hereunder will not be includible in your gross income pursuant to Section 409A of the Code, nor does the Company make any other representation, warranty or guaranty to you as to the tax consequences of this Award.

13. Miscellaneous Provisions. Before accepting this Award, you should review the Plan and Prospectus. You may access copies of these documents from the link provided in this notification. You should pay particular attention to the Plan since it sets forth other provisions which cover your Award. Also, you should note that the acceptance of your Award means that you have agreed to take any reasonable action required to meet the requirements imposed by federal and state securities and other laws, rules or regulations and by any regulatory agencies having jurisdiction and you have agreed to allow the Company to withhold from any payments made to you, or to collect as a condition of payment, any taxes required by law to be withheld because of this Award. The Prospectus contains an explanation of certain federal income tax consequences and is current as of the date of the Prospectus. However, since tax laws often change, you should consult your tax advisor for current information at any given time.

This Award Agreement is required by the Plan. This Award Agreement is binding upon, and inures to the benefit of, the Company and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company's assets and business. Your rights hereunder are personal to you and may not be assigned to any other person or persons. This Award Agreement is binding on you and your beneficiaries, heirs and personal representatives.

Your electronic acceptance of this Performance Stock Award indicates your express agreement to be bound by the terms and provisions of this grant.

Again, we congratulate you on your Award. Thank you for your service to Hancock Whitney Corporation.